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                                MMI COMPANIES, INC.

                          LONG-TERM INCENTIVE PLAN OF 1997


                                     ARTICLE I
                             PURPOSE AND EFFECTIVENESS

     1.1    PURPOSE.  The purpose of the MMI Companies, Inc. Long-Term
Incentive Plan (the "Plan") is to promote the success of the MMI Companies (the "Company") by providing a method whereby eligible employees of the Company may be awarded additional remuneration for services rendered and encouraged to invest in or hold capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company, and increasing their personal interest in the continued success and progress of the Company. The Plan is also intended to aid in attracting persons of exceptional ability to become employees of the Company.

     1.2    EFFECTIVE DATE.  The Plan shall be effective on January 1, 1997.

                                     ARTICLE II
                                    DEFINITIONS

     2.1 CERTAIN DEFINED TERMS. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

     "AFFILIATE" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

     "AGREEMENT" means the stock option agreement, stock appreciation rights agreement, restricted shares agreement and stock units agreement specified in
Section 10.5, both individually and collectively, as the context may require.

     "APPROVED TRANSACTION" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following


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such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or
(iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     "AWARD" means grants of Options, SARs, Restricted Shares and/or Stock Units under this Plan.

     "BOARD" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

     "COMMITTEE" means the Personnel and Compensation Committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

     "COMMON STOCK" means the Common Stock, $0.10 par value per share, of the Company.

     "COMPANY" means MMI Companies, Inc. and its wholly owned subsidiaries.

     "CONTROL PURCHASE" means any transaction (or series of related transactions) in which any person (as such term is so defined), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board.

     "DISABILITY" means disability as defined in the Company's Long-Term Disability Plan.

     "EFFECTIVE DATE" means the date on which the Plan becomes effective pursuant to Section 1.2.

     "EQUITY SECURITIES" shall have the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.


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     "EXEMPT EMPLOYEE" means employees who are exempt from the Wage and Hour provisions of the Fair Labor Standards Act or the equivalent if located outside the United States.

     "FAIR MARKET VALUE" on any day means, the last sales price for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day when the stock is traded) as reported on the New York Stock Exchange.

     "FREE STANDING SAR" has the meaning ascribed thereto in Section 7.1.

     "HOLDER" means an employee of the Company who has received an Award under this Plan.

     "NONQUALIFIED STOCK OPTION" means an Option granted under Article VI that is designated a nonqualified stock option.

     "OPTION" means a Nonqualified Stock Option.

     "PLAN" has the meaning ascribed thereto in Section 1.1.

     "RESTRICTED SHARES" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to Article VIII.

     "RESTRICTION PERIOD" means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

     "RETAINED DISTRIBUTION" has the meaning ascribed thereto in Section 8.3.

     "RETIREMENT" means termination (other than for cause) following age 55 with at least 10 years of service.

     "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule or rules thereto. References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor rule.

     "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of Common Stock.

     "STOCK UNIT AWARD" has the meaning ascribed thereto in Section 9.1.

     "TANDEM SARs" has the meaning ascribed thereto in Section 7.1.

     "VESTING DATE" with respect to any Award hereunder means the date on which such Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.


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                                    ARTICLE III
                                   ADMINISTRATION

     3.1. COMMITTEE. The Plan shall be administered by the Personnel and Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than three persons. Each member of the Committee shall be a member of the Board who during the one year period prior to service on the Committee was not, and during such service is not, granted or awarded Equity Securities pursuant to the Plan or any other plan of the Company or any of its Affiliates other than grants or awards that would not prevent such member from being a "disinterested person" with respect to the Plan for purposes of Rule 16b-3. Subject to the foregoing, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Board shall designate one of the Committee members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     3.2. POWERS. The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan, SARs under
Article VII of the Plan, Restricted Shares under Article VIII of the Plan and/or Stock Units under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. The Committee shall have sole authority in the selection of employees of the Company to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion deems relevant, and may consult with, and give such consideration to the recommendations of, the Chairman and Chief Executive Officer of the Company as the Committee deems desirable.

     3.3 INTERPRETATION. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

     3.4 LIMITS ON AUTHORITY. Exercise of the foregoing authority by the Committee shall be consistent with the intent that the Plan be administered in a manner that


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satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act
(including any amendments thereto and any similar successor provision) so that the grant of Awards under this Plan, as well as all other transactions with respect to the Plan, and to any Common Stock acquired upon exercise of Awards, shall, to the extent possible, be exempt from the operation of
Section 16(b) of the Exchange Act.


                                     ARTICLE IV
                             SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Annually, the Committee shall designate the number of shares which may be granted in the following year. The shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of Free Standing SARs granted under the Plan that shall be exercised for cash and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions), shall again be available for purposes of the Plan.

     4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustment to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, PROVIDED, HOWEVER, that the number of shares subject to any Award shall be always a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.


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                                     ARTICLE V
                                    ELIGIBILITY

     5.1 GENERAL. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be employees, officers, consultants or advisors of the Company as the Committee shall select. Awards may be made to employees who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

                                     ARTICLE VI
                                   STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible employees to be granted Options, the time when each Option shall be granted to such eligible employees, the number of shares subject to such Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

     6.2 OPTION PRICE. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted.

     6.3 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to death, disability, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, but not more than ten years from the date of grant in the case of all Stock Options.

     6.4 EXERCISE OF OPTIONS. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; PROVIDED, HOWEVER, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

     6.5    MANNER OF EXERCISE.

     (a) FORM OF PAYMENT. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased


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            upon exercise of an Option and of any amounts required by Section
            10.10 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon such exercise of the Option,
            (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, (viii) or such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities laws. Any written notice that does not comply with these provisions shall not be effective.

            The permitted methods or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Committee shall have the sole discretion to approve or disapprove such election, which approval or disapproval shall be given after such election is made, and the making of such election (including the related exercise of the Option) shall (to the extent necessary) comply with the requirements for exemptive relief under Rule 16b-3, including, to the extent necessary and without limitation, paragraphs (e)(3) and
            (e)(4) thereof.

     (b) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

     (c) ISSUANCE OF SHARES. The Company shall effect the issuance of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.10, and within a reasonable time thereafter such issuance shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.


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     6.6    NONTRANSFERABILITY.  Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative). The Committee can, at its sole discretion, permit transfers of Non-Qualified Stock Options.

                                    ARTICLE VII
                                        SARs

     7.1 GRANT OF SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible employees in such numbers and at such times during the term of the Plan as the Committee shall determine. An SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

     7.2 TANDEM SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon the exercise of Tandem SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised for purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the related Option purchase price per share; PROVIDED, HOWEVER, that the Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

     7.3 FREE STANDING SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable agreement. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing


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SAR is being exercised, consideration (in the form determined as provided in
Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Free Standing SAR.

     7.4 CONSIDERATION. The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Stock as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Committee in its sole discretion or as elected by the Holder, PROVIDED that the Committee shall have the sole discretion to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made. The Company's obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. The election by a Holder to receive cash in full or partial settlement of an SAR, as well as the exercise by the Holder of an SAR for cash, shall (to the extent necessary) comply with the requirements for exemptive relief under Rule 16b-3, including, to the extent necessary and without limitation, paragraphs (e)(3) and (e)(4) thereof. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

     7.5 LIMITATIONS. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Committee may determine, including, without limitation, a consideration that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

     7.6 EXERCISE. For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR.

     7.7 NONTRANSFERABILITY. SARs shall not be transferable other than by will or by the laws of descent and distribution and SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative). The Committee can, at its sole discretion, permit transfers of SARs.


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                                 ARTICLE VIII
                              RESTRICTED SHARES

     8.1 GRANT. Subject to the limitations of the Plan, the Committee shall designate those eligible employees to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted and whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; PROVIDED, HOWEVER, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

     8.2 ISSUANCE OF RESTRICTED SHARES AT BEGINNING OF THE RESTRICTION PERIOD. If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

     8.3 RESTRICTIONS. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares; EXCEPT, THAT, (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in
Section 8.2; (c) other than such dividends and distributions as the Committee may in it sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have


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been made, paid or declared shall have become vested, and such Retained
Distributions shall not bear interest or be segregated in a separate account;
(d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     8.4 ISSUANCE OF STOCK AT END OF THE RESTRICTION PERIOD. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period.

     8.5 CASH AWARDS. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

     8.6 COMPLETION OF RESTRICTION PERIOD. On the Vesting Date with respect to each Award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares or Retained Distributions that shall not become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares or Retained Distributions that shall have been so forfeited.

                                  ARTICLE IX
                                  STOCK UNITS

     9.1 GRANT. In addition to granting awards of Options, SARs and Restricted Shares, the Committee shall have authority to grant to eligible employees awards of units, the value of which is based, in whole or in part, on the Fair Market Value of the Common Stock ("Stock Units"). Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion, which need not be identical for each Award. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.


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     9.2    RULES.  The Committee may, in its sole discretion, establish any or all of the following rules for application to an Award of Stock Units:

     (a) Any shares of Common Stock which are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

     (b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; PROVIDED, HOWEVER, that the issuance of any shares of Common Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

     (c) Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of the grant.

     (d) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, elections by the employee to defer payment of the Award, or the lifting of restrictions on the Award, if any.

     (e) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

                                  ARTICLE X
                              GENERAL PROVISIONS

     10.1   ACCELERATION OF OPTIONS, SARs, RESTRICTED SHARES AND STOCK UNITS.

     (a) DEATH, DISABILITY OR RETIREMENT. If a Holder's employment shall terminate by reason of death, Disability or Retirement, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any cash amounts

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

            payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full.

     (b) APPROVED TRANSACTIONS; CONTROL PURCHASE. In the event of any Approved Transaction or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full, in each case effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction, at least 15 days prior to the expected date of consummation thereof, to each Holder of an outstanding Option, SAR or Stock Unit. Each Holder shall thereupon be entitled to exercise the Option or the SAR, or tender any amount required as a condition to receipt of benefits under the Stock Unit, at any time prior to and effective upon consummation of the Approved Transaction. Any such exercise or tender as to any portion of the Option, SAR or Stock Unit that will only become vested immediately prior to the consummation of the Approved Transaction in accordance with the foregoing acceleration provisions shall be contingent on such consummation. Any such exercise or tender as to any other portion of the Option, SAR or Stock Unit will not be contingent on such consummation unless so elected by the Holder in a notice delivered to the company simultaneously with the exercise or tender. Upon cnsummation of the Approved Transaction, all Options, SARs and Stock Units shall expire to the extent such exercise or tender has not occurred. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking


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

            of, such action as in the opinion of the Committee is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

     10.2   TERMINATION OF EMPLOYMENT.

     (a) GENERAL. If a Holder's employment shall terminate prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option or SAR shall thereafter be exercisable for one hundred and eighty (180) days after the date of such termination and the Holder's rights to any unvested Restricted Shares, Retained Distributions, and cash amounts and any such unvested Stock Units shall (except as otherwise provided in Section 10.1) immediately terminate; PROVIDED, HOWEVER, that (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death, Disability or Retirement, the Option or SAR shall remain exercisable for a period of at least six months following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for cause will be treated in accordance with the provisions of Section 10.2.b.

            If a Holder resigns his position with the Company and becomes an employee or officer of, or partner in, one of the Company's direct competitors, or otherwise competes with the Company, within one hundred and eighty (180) days following termination, an Option or SAR shall terminate as of the date of termination of employment.
            If a Holder shall have exercised the Option or SAR prior to termination, but the Company shall not have issued the Common Stock to the Holder, such termination of the Option shall terminate the Company's obligation to issue such Common Stock.

     (b) TERMINATION BY COMPANY FOR CAUSE. If a Holder's employment with the Company shall be terminated by the Company during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or exercise of any Stock Unit, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; PROVIDED, HOWEVER, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase, termination for cause shall mean only a felony conviction for fraud, misappropriation or embezzlement), then (i) all Options and SARs and all unvested or unexercised Stock Units held by such Holder shall immediately terminate and (ii) such Holder's rights to all Restricted Shares, Retained Distributions, and any cash awards shall immediately terminate.

     (c) MISCELLANEOUS. The Committee may determine whether any given leave of absence constitutes a termination of employment; PROVIDED, HOWEVER, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

     10.3 RIGHT OF COMPANY TO TERMINATE EMPLOYMENT. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of the Holder at any time, with or without cause; SUBJECT, HOWEVER, to the provisions of any employment agreement between the Holder and the Company.

     10.4 NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     10.5 WRITTEN AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a stock option agreement; each SAR shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement and each Award of Stock Units shall be evidenced by a stock units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; PROVIDED, HOWEVER, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares or Stock Units shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company and the grantee, PROVIDED that, in the discretion of the Committee, such grant of Options, SARs, Restricted Shares or Stock Units shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.8(b).

     10.6 DESIGNATION OF BENEFICIARIES. Each employee who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed and acknowledged by the Committee and prior to the death of such employee. If beneficiaries are not designated, then the beneficiary of all rights of the Holder with respect to any Awards granted hereunder shall be the Holder's estate.

     10.7 RIGHT OF FIRST REFUSAL. The Agreements may contain such provisions as the Committee shall determine to the effect that, if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

     10.8   TERMINATION AND AMENDMENT

     (a) GENERAL. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; PROVIDED, HOWEVER, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3.


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

     (b) MODIFICATION. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.8(a)), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this
            Section 10.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

     10.9 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. As long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements
(i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

     10.10 WITHHOLDING. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitations, the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

     10.11 NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     10.12 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company.

     10.13 UNFUNDED PLAN. The Company shall not be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VII with respect to awards of Restricted Shares and except as expressly set forth in writing, no employee shall have voting or other rights with respect to shares of Common Stock prior to the issuance of certificates for such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, PROVIDED, HOWEVER, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     10.14 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     10.15 ACCOUNTS. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.10.


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

     10.16 LEGENDS. In addition to any legend contemplated by Section 10.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

     10.17 COMPANY'S RIGHTS. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

     Adopted effective January 1, 1997.
     Amended February 24, 1999






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